                                                                     EXHIBIT 4.8


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                   PREFERRED SECURITIES GUARANTEE AGREEMENT


                           BANK OF THE OZARKS, INC.

                                      and


                    FMB TRUST COMPANY, NATIONAL ASSOCIATION




                        Dated:  ________________, 1999




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                               TABLE OF CONTENTS

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                                            ARTICLE I

                                DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions and Interpretations.............................................................   1


                                            ARTICLE II

                                         TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application............................................................   5
Section 2.02.  Lists of Holders of Securities..............................................................   5
Section 2.03.  Reports by the Preferred Guarantee Trustee..................................................   5
Section 2.04.  Periodic Reports to Preferred Guarantee Trustee.............................................   6
Section 2.05.  Evidence of Compliance with Conditions Precedent............................................   6
Section 2.06.  Events of Default; Waiver...................................................................   6
Section 2.07.  Event of Default; Notice....................................................................   6
Section 2.08.  Conflicting Interests.......................................................................   6


                                            ARTICLE III

                      POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

Section 3.01.  Powers and Duties of the Preferred Guarantee Trustee........................................   7
Section 3.02.  Certain Rights of Preferred Guarantee Trustee...............................................   8
Section 3.03.  Not Responsible for Recitals or Issuance of Guarantee.......................................  10
Section 3.04.  Compensation and Reimbursement..............................................................  11


                                            ARTICLE IV

                                     PREFERRED GUARANTEE TRUSTEE

Section 4.01.  Preferred Guarantee Trustee; Eligibility....................................................  11
Section 4.02.  Appointment, Removal and Resignation of Preferred Guarantee Trustees........................  12


                                            ARTICLE V

                                            GUARANTEE

Section 5.01.  Guarantee...................................................................................  13
Section 5.02.  Waiver of Notice and Demand.................................................................  13
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                                    TABLE OF CONTENTS
                                        (continued)

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Section 5.03.  Obligations Not Affected...................................................................   13
Section 5.04.  Rights of Holders..........................................................................   14
Section 5.05.  Guarantee of Payment.......................................................................   14
Section 5.06.  Subrogation................................................................................   14
Section 5.07.  Independent Obligations....................................................................   14


                                           ARTICLE VI

                            LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.01.  Limitation of Transactions.................................................................   15
Section 6.02.  Ranking....................................................................................   15


                                           ARTICLE VII

                                           TERMINATION

Section 7.01.  Termination................................................................................   15


                                           ARTICLE VIII

                                          INDEMNIFICATION

Section 8.01.  Exculpation................................................................................   16
Section 8.02.  Indemnification............................................................................   16


                                           ARTICLE IX

                                          MISCELLANEOUS

Section 9.01.  Successors and Assigns.....................................................................   17
Section 9.02.  Amendments.................................................................................   17
Section 9.03.  Notices....................................................................................   17
Section 9.04.  Benefit....................................................................................   18
Section 9.05.  Governing Law..............................................................................   18
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                             CROSS REFERENCE TABLE


Section of Trust Indenture Act of 1939,        Section of Guarantee Agreement
          as Amended

          310(a)                                  4.01(a)
          310(b)                                  4.01(c), 2.08
          310(c)                                  Inapplicable
          311(a)                                  2.02(b)
          311(b)                                  2.02(b)
          311(c)                                  Inapplicable
          312(a)                                  2.02(a)
          312(b)                                  2.02(b)
          313                                     2.03
          314(a)                                  2.04
          314(b)                                  Inapplicable
          314(c)                                  2.05
          314(d)                                  Inapplicable
          314(e)                                  1.01, 2.05, 3.02
          314(f)                                  2.01, 3.02
          315(a)                                  3.01(d)
          315(b)                                  2.07
          315(c)                                  3.01(c)
          315(d)                                  3.01(d)
          316(a)                                  1.01, 2.06, 5.04
          316(b)                                  5.03
          316(c)                                  2.02
          317(a)                                  3.01(b)
          317(b)                                  Inapplicable
          318(a)                                  2.01(a)
          318(b)                                  2.01
          318(c)                                  2.01(b)

Note: This Cross Reference Table does not constitute part of this Agreement and shall not affect the interpretation of any of its terms or provisions.

                   PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of ______________, 1999, is executed and delivered by BANK OF THE OZARKS, INC., an Arkansas corporation (the "Guarantor"), and FMB TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of OZARK CAPITAL TRUST, a Delaware statutory business trust ("the Trust").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of __________________, 1999 among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof _____ preferred securities, having an aggregate liquidation amount of $______ designated the __% Cumulative Trust Preferred Securities (the "Preferred Securities"); and

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

     Section 1.01. Definitions and Interpretations. In this Preferred Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

          (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

          (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

          (f)  a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" means any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of Delaware are authorized or required by law or executive order to remain closed, or (c) a day on which the Preferred Guarantee Trustee's Corporate Trust Office is closed for business.

     "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 25 Charles Street, Baltimore, Maryland 21201, Attention: Corporate Trust Services.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (a) every obligation of such person for money borrowed; (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (d) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every capital lease obligation of such person; and (f) every obligation of the type referred to in clauses (a) through (e) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (a) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities to the extent the Trust shall have funds available therefor, (b) the redemption price, including all accrued and unpaid Distributions to the date of redemption

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(the "Redemption Price") to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust, and
(c) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the Holders in exchange for Preferred Securities as provided in the Trust Agreement), the lesser of (i) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust shall have funds available therefor, and
(ii) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution").

     "Holder" shall mean any holder, as registered on the books and records of the Trust of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Preferred Guarantee Trustee (including in its individual capacity), any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

     "Indenture" means the Subordinated Indenture dated as of ____________, 1999, among the Guarantor (the "Debenture Issuer") and FMB Trust Company, National Association, as trustee, and any indenture supplemental thereto pursuant to which the Subordinated Debentures are to be issued to the Property Trustee (as defined in the Trust Agreement) of the Trust.

     "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holders of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Guarantee Trustee" means FMB Trust Company, National Association, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

     "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer in the Corporate Trust Office of the Preferred Guarantee Trustee, with direct responsibility for the administration of this Preferred Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer of the Preferred Guarantee Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Subordinated Debentures" means the series of subordinated deferrable interest debt securities of the Guarantor designated the __% Subordinated Debentures due 2029 held by the Property Trustee of the Trust.

     "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.01.

     "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Guarantor, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Preferred Securities Guarantee or to other Debt which is pari passu with, or subordinated to, the Preferred Securities Guarantee; provided, however, that Senior and Subordinated Debt shall not be deemed to include (a) any Debt of the Guarantor which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Guarantor, (b) any Debt of the Guarantor to any of its subsidiaries, (c) any Debt to any employee of the Guarantor, (d) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of the subordination provisions to which such Debt is subject, (e) the Subordinated Debentures, and (f) any other debt securities issued pursuant to the Indenture.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                  ARTICLE II

                              TRUST INDENTURE ACT

     Section 2.01.  Trust Indenture Act; Application.

          (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.02.  Lists of Holders of Securities.

          (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") (i) on or before January 15 and July 15 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders, as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

     Section 2.03. Reports by the Preferred Guarantee Trustee. On or before July 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     Section 2.04. Periodic Reports to Preferred Guarantee Trustee. The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture. Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officer's Certificates).

     Section 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     Section 2.06. Events of Default; Waiver. The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 2.07.  Event of Default; Notice.

          (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default with respect to this Preferred Securities Guarantee actually known to a Responsible Officer of the Preferred Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all such Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

          (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received a properly addressed written notice, or of which a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge.

     Section 2.08. Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                         POWERS, DUTIES AND RIGHTS OF
                          PREFERRED GUARANTEE TRUSTEE

     Section 3.01.  Powers and Duties of the Preferred Guarantee Trustee.

          (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising such Holder's rights pursuant to Section 5.04(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

          (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

               (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

               (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     Section 3.02.  Certain Rights of Preferred Guarantee Trustee.

          (a)  Subject to the provisions of Section 3.01:

               (i) The Preferred Guarantee Trustee may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

               (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

               (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any re-recording, re-filing or registration thereof).

               (v) The Preferred Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

               (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

               (vii) The Preferred Guarantee Trustee shall have no obligation or duty to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

               (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

               (xi) The Preferred Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

          (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

     Section 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness.

The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

     Section 3.04. Compensation and Reimbursement. The Guarantor covenants and agrees to pay to the Preferred Guarantee Trustee, and the Preferred Guarantee Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Guarantee and the Preferred Guarantor Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Preferred Guarantee Trustee, and, except as otherwise expressly provided herein, the Guarantor will pay or reimburse the Preferred Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Preferred Guarantor Trustee in accordance with any of the provisions of this Preferred Securities Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Guarantor hereby indemnifies and holds harmless the Preferred Guarantor Trustee (and its officers, agents, directors and employees) for, and against, any loss, liability or expense incurred without willful misconduct, negligence or bad faith on the part of the Preferred Guarantor Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claims of liability in the premises.

                                  ARTICLE IV

                          PREFERRED GUARANTEE TRUSTEE

     Section 4.01.  Preferred Guarantee Trustee; Eligibility.

          (a) There shall at all times be a Preferred Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least with respect to the initial Trustee $500,000 (and its principal parent holding company having a combined capital and surplus of at least $50,000,000) and with respect to any successor Trustee $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

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

          (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in
     Section 4.02(c).

          (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.02. Appointment, Removal and Resignation of Preferred Guarantee Trustees.

          (a) Subject to Section 4.02(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

          (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

          (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

          (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

          (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this
     Section 4.02, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

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

                                   ARTICLE V

                                   GUARANTEE

     Section 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

     Section 5.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

          (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Debentures or any extension of the maturity date of the Subordinated Debentures permitted by the Indenture) ;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     Section 5.04.  Rights of Holders.

          (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

          (b) Any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

     Section 5.05. Guarantee of Payment. This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

     Section 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     Section 6.01. Limitation of Transactions. So long as any Preferred Securities remain outstanding, if there shall have occurred and be continuing an Event of Default or an event of default under the Trust Agreement, then (a) the Guarantor shall not declare or pay any dividend or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor (including other Subordinated Debentures) which rank pari passu with or junior in interest to the Subordinated Debentures or (c) the Guarantor shall not make any guarantee payments with respect to any guarantee by the guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than (i) dividends or distributions in common stock, (ii) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(iii) payments under this Preferred Securities Guarantee and (iv) purchases of common stock related to the issuances of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees).

     Section 6.02. Ranking. This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior and Subordinated Debt of the Guarantor, and (ii) pari passu with the Subordinated Debentures.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.01. Termination. This Preferred Securities Guarantee shall terminate upon (a) full payment of the Redemption Price of all Preferred Securities, (b) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust or (c) upon distribution of the Subordinated Debentures to the Holders of the Preferred Securities. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                 ARTICLE VIII

                                INDEMNIFICATION

     Section 8.01.  Exculpation.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's bad faith, negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

     Section 8.02.  Indemnification.

          (a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          (b) The Guarantor agrees to pay the Preferred Guarantee Trustee, from time to time, such compensation for all services rendered by the Preferred Guarantee Trustee hereunder as may be mutually agreed upon in writing by the Guarantor and the Preferred Guarantee Trustee, and except as otherwise expressly provided herein, to reimburse the Preferred Guarantee Trustee upon its request for all reasonable expenses (including counsel fees and expenses), disbursements and advances incurred or made by the Preferred Guarantee Trustee in accordance with the provisions of this Preferred Securities Guarantee, except any such expense, disbursements or advance as may arise from its willful misconduct, negligence or bad faith.

          (c) The provisions as set forth in this Section 8.02 shall survive the termination of this Preferred Securities Guarantee and shall survive the resignation or removal of the Preferred Guarantee Trustee.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01. Successors and Assigns. All guaranties and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

     Section 9.02. Amendments. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement with respect to meetings of Holders of the Securities apply to the giving of such approval.

     This Preferred Securities Guarantee may not be amended, and no amendment hereof that affects the Preferred Guarantee Trustee's rights, powers, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Preferred Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

     Section 9.03. Notices. All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                 FMB Trust Company, National Association
                 25 Charles Street
                 Baltimore, Maryland 21201
                 Attention:  Corporate Trust Services
                 Facsimile:  (410) 244-4236

          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                 BANK OF THE OZARKS, INC.
                 12615 Chenal Parkway
                 Little Rock, Arkansas 72231
                 Attention:  Chief Executive Officer
                 Facsimile:  (501) 978-2205

          (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 9.04. Benefit. This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

     Section 9.05. Governing Law. THIS PREFERRED SECURITIES GUARANTEE, INCLUDING THE IMMUNITIES AND THE STANDARD OF CARE OF THE TRUSTEE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITH REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.



                           [Signature Page Follows]

     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                    BANK OF THE OZARKS, INC., as Guarantor


                                    By _________________________________________
                                       George G. Gleason, II
                                       Chairman and Chief Executive Officer

                                    FMB TRUST COMPANY, NATIONAL ASSOCIATION, as
                                    Preferred Guarantee Trustee


                                    By _________________________________________

                                    Name _______________________________________

                                    Title ______________________________________




                                    By _________________________________________

                                    Name _______________________________________

                                    Title ______________________________________